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                                                                    Exhibit 4(k)

                [FORM OF FACE OF SERIES A SUBORDINATED DEBENTURE]

     THIS SERIES A SUBORDINATED DEBENTURE IS REGISTERED IN THE NAME OF PLC CAPITAL L.L.C. AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF OTHER THAN AS PERMITTED IN THE SUPPLEMENTAL INDENTURE NO. 1 DATED AS OF JUNE 9, 1994, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                           PROTECTIVE LIFE CORPORATION

                           9% Subordinated Debentures
                           Due June 30, 2024, Series A


No. 1                                                                $69,620,275

          PROTECTIVE LIFE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to PLC Capital L.L.C. or permitted registered assigns, the principal sum of $69,620,275 Dollars on June 30, 2024 and to pay interest thereon from June 9, 1994. Interest shall be payable on this Subordinated Debenture, in arrears, on the last day of each calendar month of each year (each an "Interest Payment Date") commencing June 30, 1994, at the rate of 9% per annum, until the principal hereof is paid or made available for payment; PROVIDED that any such instalment of interest, which is overdue shall bear interest at the rate of 9% per annum (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand; PROVIDED further that, notwithstanding anything contained in the Indenture and Supplemental Indenture No. 1 (as defined on the reverse hereof) to the contrary, the Company shall have the right at any time during the term of this Security, so long as the Company is not in default in the payment of interest on this Security, to extend the period to the next Interest Payment Date by one or more monthly periods (not to exceed 60 months from the last date on which interest was paid in full) at the end of which period the Company shall pay all interest then accrued and unpaid (compounded monthly to the extent permitted by applicable law); PROVIDED FURTHER, that, during any such extended Interest Payment Period or at any time during which there is an uncured Default or Event of Default under this Subordinated Debenture, the Company shall comply

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with the covenants set forth in Section 2.5 of Supplemental Indenture No. 1 relating to such extended Interest Payment Period. The Company shall give the holder of this Subordinated Debenture not less than five Business Days' prior notice of its selection of such extended interest payment period.

          The amount of interest payable on any Interest Payment Date shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period that is shorter than a full calendar month, will be calculated on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable on any Interest Payment Date which is punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Subordinated Debenture is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Security is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the person in whose name this Subordinated Debenture is registered on the Special Record Date for such defaulted interest or other specified date determined in accordance with the Indenture and the Supplemental Indenture No. 1 referred to on the reverse hereof.

          Payment of the principal of and any such interest on this Subordinated Debenture will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, PROVIDED, HOWEVER, that at the option of the Company payment of interest may be paid (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Register of Holders of the Subordinated Debentures or (ii) by wire transfer to an account maintained by the Person entitled



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thereto as specified in the Register of Holders of the Securities.

          Reference is hereby made to the further provisions of this Subordinated Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Subordinated Debenture shall not be entitled to any benefit under the Indenture and Supplemental Indenture No. 1 referred to on the reverse hereof or be valid or obligatory for any purpose.



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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:


                         PROTECTIVE LIFE CORPORATION


                         By___________________________


                         By___________________________


[CORPORATE SEAL]


          This is one of the Securities of the series described in the within-mentioned Indenture.


                         AMSOUTH BANK N.A., as Trustee


                         By___________________________
                             Authorized Signatory



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              [FORM OF REVERSE OF SERIES A SUBORDINATED DEBENTURE]


          This Subordinated Debenture is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Subordinated Indenture, dated as of June 1, 1994 (herein, together with all indentures supplemental thereto, including Supplemental Indenture No. 1, dated as of June 9, 1994, called the "Indenture"), from the Company to AmSouth Bank N.A. (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $69,620,275 and is issued pursuant to Supplemental Indenture No. 1, dated as of June 9, 1994 from the Company to the Trustee, relating to the Securities of this series (herein called "Supplemental Indenture No. 1").

          The indebtedness evidenced by this Security is to the extent provided in the Indenture, subordinate and junior in right of payment to all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, at any time on or after June 30, 1999, in whole or in part, at the election of the Company, in an amount equal to the principal amount hereof, together with accrued interest to the date set for such redemption. The Securities of this series are also



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subject to mandatory redemption in accordance with the terms set forth in
Supplemental Indenture No. 1.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the indebtedness of this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture or to Supplemental Indenture No. 1 and no provision of this Security or of the Indenture or of Supplemental Indenture No. 1 shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of,



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and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not the Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Company and the Holder of this Security agree (i) that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness and (ii) to file all United States federal, state and local tax returns and reports on such basis (unless the Company or such Holder, as the case may be, shall have received an opinion of independent nationally recognized tax counsel to the effect that as a result of a change in law after the date of the issuance of this Security the Company



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or such Holder, as the case may be, is prohibited from filing on such basis).

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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